UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       January 27, 2006

GEOTEC THERMAL GENERATORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-26315	59-3357040
(Commission File Number)	(IRS Employer Identification No.)

110 East Atlantic Avenue, Suite 200, Delray Beach, Florida	33444
(Address of Principal Executive Offices)	(Zip Code)

(561) 276 9960

(Registrant’s Telephone Number, Including Area Code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      OTHER EVENTS.

Geotec Thermal Generators, Inc. (“Geotec” or the “Company”) has accepted rights to 700,000 tons of mined and laid up coal from a Pennsylvania general partnership. The coal is situated at various locations in the state of Pennsylvania (the “Pennsylvania Coal”). The Pennsylvania Coal replaces the same tonnage amount due to the Company from Deerfield Enterprises, Inc. (“Deerfield”) under the terms of a prior contract between Deerfield and the Company. Deerfield has been unable to fulfill its obligation to the Company due to its inability to deliver coal from the location originally contemplated by Deerfield. The Company has accepted the Pennsylvania Coal as a modification of the delivery commitment in its original agreement with Deerfield. Acceptance of the Pennsylvania Coal will allow the Company to immediately satisfy certain coal sale and delivery commitments to various entities including Urban Television Network Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOTEC THERMAL GENERATORS, INC.

By:	/s/ Bradley T. Ray

Bradley T. Ray

Chief Executive Officer

DATED: January 27, 2006